Exhibit 99.1

ITT Announces Strong 2011 Results, Solid 2012 Guidance

  2011 revenue up 11 percent to $2.1 billion with strong growth in emerging markets
  Impacts associated with spin-offs of defense and water businesses drove 2011 loss from continuing operations of ($6.23) per share
  2011 adjusted pro forma earnings per share from continuing operations was $1.60 per share, a 23 percent increase over 2010, reflecting solid segment operating margin expansion
  2012 adjusted earnings per share guidance is $1.62 to $1.72 per share

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--February 29, 2012--ITT Corporation (NYSE: ITT) today reported its 2011 financial performance, including solid gains in revenue and segment operating margin expansion achieved during a year when the company executed a successful separation plan that transformed ITT into a diversified global industrial company.

As previously announced, the company had annual revenue of $2.1 billion, reflecting overall growth of 11 percent and organic growth of 9 percent compared with the prior year. Revenue results included 19 percent growth in emerging markets as well as solid gains in core markets such as oil and gas, transportation and aerospace.

Adjusted pro forma income from continuing operations, which excludes special items and includes pro forma adjustments, was $150 million, or $1.60 per share, a 23 percent increase over 2010, reflecting strong revenue growth and operating performance. Special items primarily include costs incurred to complete the separation plan, including debt extinguishment, as well as tax items and asbestos-related costs. Pro forma adjustments relate to the net interest expense due to the extinguishment of debt in connection with the separation plan.

“As a more focused industrial ITT, we are now well-positioned for profitable growth. We are delivering strong operating performance and are already making progress against our key growth drivers,” said CEO and President Denise Ramos.

“Our successes include achieving double-digit growth in emerging markets and enhancing our global footprint in China and Brazil, completing the acquisition of Blakers Pump Engineers in Australia, and continuing to strengthen our relationships with our customers. We believe this gives us a very strong foundation from which to continue creating value for customers, employees and shareowners in 2012.”

Fourth-quarter organic revenue increased 10 percent to $518 million compared with the fourth quarter of 2010. Impacts associated with the spin-offs of ITT’s defense and water businesses were reflected in fourth-quarter results as the company reported a loss from continuing operations of ($5.86) per share. Adjusted pro forma income from continuing operations was $34 million, or $0.36 per share, reflecting year-over-year growth of 20 percent.

2011 Full-Year Business Segment Results

Industrial Process

Industrial Process designs and manufactures industrial pumps and valves for the oil and gas, chemical, mining and industrial markets.

  Full-year 2011 total revenue was $767 million, up 11 percent compared with 2010, as a result of solid gains in the North American chemical, oil and gas, and power markets and the South American, Eastern European and Middle Eastern oil and gas markets.
  For the full year, adjusted operating income for the segment was $94 million, an 18 percent year-over-year increase, driven by increased sales volume and net cost reductions from productivity and sourcing initiatives.

Motion Technologies

Motion Technologies designs and manufactures braking technologies and shock absorbers for the automotive and rail markets.

  In Motion Technologies, full-year 2011 revenue increased 16 percent to $634 million due to gains in the European original equipment manufacturer automotive, North American automotive, and European and Chinese rail markets.
  For the full year, adjusted operating income for the business was $86 million, a 2 percent increase compared with 2010, reflecting increased sales volume offset by mix and increased material costs.

Interconnect Solutions

Interconnect Solutions designs and manufactures connectors and interconnects for the aerospace, industrial and transportation markets.

  Full-year 2011 revenue for Interconnect Solutions was $418 million, a 1 percent increase compared with full-year 2010, as first-half strength in the aerospace, transportation, oil and gas, and defense markets was primarily offset by a general market decline in the second half.
  Adjusted operating income for the full year was $41 million, up 9 percent compared with 2010, as cost reduction actions, operating productivity and lower warranty and compensation-related costs offset increased materials cost and negative mix shift.

Control Technologies

Control Technologies designs and manufactures products including fuel management, actuation, and noise and energy absorption components for the aerospace and industrial markets.

  In Control Technologies, full-year 2011 revenue increased 16 percent to $318 million due to growth in commercial aerospace, European industrial and Chinese rail markets.
  2011 full-year adjusted operating income was $58 million, an increase of 83 percent, driven by favorable volume and mix, operating adjustments and improved effectiveness in our industrial businesses.

Guidance

The company announced guidance for full-year 2012 of adjusted earnings in the range of $1.62 to $1.72 per share. Total revenue is expected to grow 5 to 7 percent including expected market share gains as well as the impact of late-cycle strength in oil and gas and mining. The company also expects emerging markets growth will be approximately 10 percent driven by oil and gas in the Middle East and in South America, automotive gains in China and new global platforms and products. As a result, ITT expects solid adjusted segment operating margin growth of 40 basis points as productivity offsets additional costs related to the spin and drives incremental investments.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. Eastern Standard Time to review full-year performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/investors.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for growing industrial end-markets in energy infrastructure, electronics, aerospace and transportation. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 30 countries and sales in a total of approximately 125 countries. The company generated 2011 revenues of $2.1 billion. For more information, visit www.itt.com.

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to: Uncertainties with respect to our estimation of asbestos liability exposures, third-party recoveries and net cash flow; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or International sales and operations; contingencies related to actual or alleged environmental contamination, claims and concerns; decline in consumer spending; sales and revenues mix and pricing levels; availability of adequate labor, commodities, supplies and raw materials; interest and foreign currency exchange rate fluctuations and changes in local government regulations; competition, industry capacity and production rates; ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; our ability to borrow and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; our ability to achieve stated synergies or cost savings from acquisitions or divestitures; the number of personal injury claims filed against the companies or the degree of liability; our ability to effect restructuring and cost reduction programs and realize savings from such actions; changes in our effective tax rate as a result in changes in the geographic earnings mix, tax examinations or disputes, tax authority rulings or changes in applicable tax laws; government regulations and compliance therewith, including Dodd-Frank legislation involving such issues as conflict minerals; changes in technology; intellectual property matters; governmental investigations; potential future employee benefit plan contributions and other employment and pension matters; susceptibility to market fluctuations and costs as a result of becoming a smaller, more focused company after the spin-off; changes in generally accepted accounting principles; and other factors set forth in our Annual Report on Form 10−K for the fiscal year ended December 31, 2010 and our other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED INCOME STATEMENTS (In millions, except per share) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue	$518	$470	$2,119	$1,908

Costs of revenue	362	317	1,464	1,301
Selling, general and administrative expenses	88	83	335	342
Research and development expenses	17	17	66	61
Transformation costs	312	-	396	-
Asbestos-related costs, net	9	17	100	385
Restructuring and asset impairment charges, net	3	1	5	3
Total costs and expenses	791	435	2,366	2,092

Operating (loss) income	(273)	35	(247)	(184)
Interest and non-operating expenses, net	5	26	71	92
(Loss) income from continuing operations before
income tax expense (benefit)	(278)	9	(318)	(276)
Income tax expense (benefit)	268	2	260	(144)
(Loss) income from continuing operations	(546)	7	(578)	(132)
Income from discontinued operations, net of tax	16	267	448	936
Net (loss) income	$(530)	$274	$(130)	$804

Earnings (Loss) Per Share
Basic EPS
Continuing operations	$(5.86)	$0.07	$(6.23)	$(1.44)
Discontinued operations	0.18	2.91	4.83	10.19
Net (loss) income	$(5.68)	$2.98	$(1.40)	$8.75

Diluted EPS
Continuing operations	$(5.86)	$0.07	$(6.23)	$(1.44)
Discontinued operations	0.18	2.89	4.83	10.19
Net (loss) Income	$(5.68)	$2.96	$(1.40)	$8.75

Average common shares — basic	93.1	92.2	92.8	92.0
Average common shares — diluted	93.1	92.8	92.8	92.0

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions) (Unaudited)

	December 31,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$690	$206
Receivables, net	396	315
Inventories, net	254	218
Other current assets	422	228
Current assets of discontinued operations	-	3,457
Total current assets	1,762	4,424

Plant, property and equipment, net	324	299
Goodwill	510	504
Other intangible assets, net	88	92
Asbestos-related assets	821	930
Other non-current assets	166	501
Non-current assets of discontinued operations	-	5,865
Total assets	$3,671	$12,615

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$364	$397
Accrued liabilities	468	442
Short-term debt and current maturities of long-term debt	2	10
Current liabilities of discontinued operations	-	1,892
Total current liabilities	834	2,741

Postretirement benefits	315	262
Long-term debt	4	1,350
Asbestos-related liabilities	1,529	1,559
Other non-current liabilities	295	325
Non-current liabilities of discontinued operations	-	1,917
Total liabilities	2,977	8,154

Shareholders' equity	694	4,461
Total liabilities and shareholders' equity	$3,671	$12,615

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Twelve Months Ended
	December 31,
	2011	2010
Operating Activities Net (loss) income	$(130)	$804
Less: Income from discontinued operations	448	936
Income from continuing operations	(578)	(132)

Adjustments to income from continuing operations:
Depreciation and amortization	74	66
Stock-based compensation	12	10
Transformation costs	396	-
Transformation-related payments	(355)	-
Change in receivables	(74)	1
Change in inventories	(38)	(41)
Change in accounts payable	4	83
Other, net	236	(64)
Net Cash — Operating Activities	(323)	(77)

Investing Activities Capital expenditures	(103)	(127)
Acquisitions, net of cash acquired	(16)	(10)
Proceeds from sale of discontinued operations and other assets	11	1
Other, net	1	-
Net Cash — Investing Activities	(107)	(136)

Financing Activities Short-term debt, net	3	(56)
Long-term debt repaid	(1,319)	(79)
Proceeds from issuance of common stock	53	28
Tax benefit from share-based compensation	7	6
Dividends paid	(193)	(176)
Transfers from discontinued operations, net	2,651	727
Net Cash — Financing Activities	1,202	450

Exchange rate effects on cash and cash equivalents	(9)	(22)

Cash from (used for) discontinued operations:
Operating Activities	500	1,053
Investing Activities	(467)	(984)
Financing Activities	(319)	(269)
Exchange rate effects on cash and cash equivalents	7	4
Net Cash – Discontinued Operations	(279)	(196)

Net change in cash and cash equivalents	484	19
Cash and cash equivalents — beginning of year	206	187
Cash and Cash Equivalents — end of period	$690	$206

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance metrics including revenue, segment operating income and margins, earnings per share, orders growth, and backlog, among others, in connection with the management of our business. Management believes that the following metrics are useful to investors when evaluating operating performance for all the periods presented, and provide a tool for evaluating our ongoing operations and our management of assets held from period to period. These metrics, however, are not a measure of financial performance under GAAP and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of this REG-G reconciliation:

Organic Revenues and Organic Orders are defined as revenues and orders excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures made during the current year. Divestitures include sales of insignificant portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as segment operating income and operating margin, adjusted for special items. Special items represent significant charges or credits that impact current results, but may not be related to the Company's ongoing operations and performance, such as transformation costs and restructuring charges.

Adjusted Pro Forma Income from Continuing Operations and Adjusted Pro Forma EPS from Continuing Operations are defined as reported income from continuing operations and reported income from continuing operations per diluted share, adjusted to exclude special items and include pro forma adjustments. Special items may include, but are not limited to, transformation, asbestos, and restructuring costs, income tax settlements or adjustments and other unusual and infrequent non-operating items. Special items represent significant charges or credits that impact current results, but may not be related to the Company’s ongoing operations and performance. Pro Forma adjustments reflect the elimination of interest expense as if repayment of $1,250M of long term debt occurred January 1 and elimination of interest income as if $400M of aggregate cash was distributed to the spun-off companies on January 1.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, cash payments for transformation costs, and other special items. Due to other financial obligations and commitments, the entire free cash flow amount may not be available for discretionary purposes.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Year to Date 2011 & 2010
(Unaudited)
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Contribution	Change	% Change
	12M 2011	12M 2010	2011 vs. 2010	2011 vs. 2010	12M 2011	12M 2011	Adj. 11 vs. 10	Adj. 11 vs. 10

Revenues
ITT Corporation - Consolidated	2,119	1,908	211	11%	(5)	(42)	164	9%

Industrial Process	767	694	73	11%	(7)	(5)	61	9%
Motion Technologies	634	548	86	16%	0	(27)	59	11%
Interconnect Solutions	418	413	5	1%	2	(8)	(1)	0%
Control Technologies	318	275	43	16%	0	(2)	41	15%

Orders
Total Segment Orders	2,275	1,959	316	16%	(12)	(42)	262	13%

Industrial Process	917	719	198	27%	(14)	(8)	176	25%
Motion Technologies	642	560	82	15%	0	(25)	57	10%
Interconnect Solutions	414	419	(5)	-1%	2	(8)	(11)	-3%
Control Technologies	322	283	39	14%	0	(2)	37	13%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Fourth Quarter 2011& 2010
(Unaudited)
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Contribution	Change	% Change
	3M 2011	3M 2010	2011 vs. 2010	2011 vs. 2010	3M 2011	3M 2011	Adj. 11 vs. 10	Adj. 11 vs. 10

Revenues
ITT Corporation - Consolidated	518	470	48	10%	(1)	2	49	10%

Industrial Process	210	187	23	12%	(3)	1	21	11%
Motion Technologies	135	113	22	20%	0	1	23	22%
Interconnect Solutions	100	104	(4)	-4%	2	0	(2)	-2%
Control Technologies	76	71	5	7%	0	0	5	7%

Orders
Total Segment Orders	544	499	45	9%	(5)	3	43	9%

Industrial Process	235	180	55	31%	(7)	1	49	27%
Motion Technologies	149	158	(9)	-5%	0	2	(6)	-4%
Interconnect Solutions	95	101	(6)	-6%	2	0	(4)	-4%
Control Technologies	66	68	(2)	-3%	0	0	(2)	-3%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation
Reported vs Adjusted Segment Operating Income & OI Margin
Year to Date of 2011 & 2010
(Unaudited)
($ Millions)

	FY 2011	FY 2011		FY 2011		FY 2011	FY 2010	FY 2010		FY 2010	% Change		% Change
	As Reported	Spin Costs		Restructuring		As Adjusted	As Reported	Restructuring		As Adjusted	As Reported 11 vs. 10		Adj for 11 vs. 10

Revenue:
Industrial Process	767					767	694			694	10.5%		10.5%
Motion Technologies	634					634	548			548	15.7%		15.7%
Interconnect Solutions	418					418	413			413	1.2%		1.2%
Control Technologies	318					318	275			275	15.6%		15.6%
Intersegment eliminations	(18)					(18)	(22)			(22)	-18.2%		-18.2%
Total Revenue	2,119					2,119	1,908			1,908	11.1%		11.1%

Operating Margin:
Industrial Process	11.9%	30	BP	-	BP	12.2%	11.4%	10	BP	11.5%	50	BP	70	BP
Motion Technologies	13.4%	20	BP	-	BP	13.6%	15.5%	(10)	BP	15.4%	(210)	BP	(180)	BP
Interconnect Solutions	9.1%	10	BP	70	BP	9.9%	9.0%	20	BP	9.2%	10	BP	70	BP
Control Technologies	17.3%	40	BP	50	BP	18.2%	10.5%	100	BP	11.5%	680	BP	670	BP
Total Operating Segments	12.7%	30	BP	20	BP	13.2%	12.1%	10	BP	12.2%	60	BP	100	BP

Income:
Industrial Process	91	2		0		94	79	1		80	15.2%		17.8%
Motion Technologies	85	1		0		86	85	0		85	0.0%		2.0%
Interconnect Solutions	38	1		3		41	37	1		38	2.7%		9.4%
Control Technologies	55	1		2		58	29	3		32	89.7%		83.2%
Total Segment Operating Income	269	5		5		279	230	4		234	17.0%		19.5%

Note: Immaterial differences due to rounding

ITT Corporation
Reported vs Adjusted Segment Operating Income & OI Margin
Fourth Quarter of 2011 & 2010
(Unaudited)
($ Millions)

	3M 2011	3M 2011		3M 2011		3M 2011	3M 2010	3M 2010		3M 2010	% Change		% Change
	As Reported	Spin Costs		Restructuring		As Adjusted	As Reported	Restructuring		As Adjusted	As Reported 11 vs. 10		Adj for 11 vs. 10

Revenue:
Industrial Process	210					210	187			187	12.3%		12.3%
Motion Technologies	135					135	113			113	20.3%		20.3%
Interconnect Solutions	100					100	104			104	-4.2%		-4.2%
Control Technologies	76					76	71			71	6.5%		6.5%
Intersegment eliminations	(3)					(3)	(5)			(5)	-37.5%		-37.5%
Total Revenue	518					518	470			470	10.2%		10.2%

Operating Margin:
Industrial Process	9.0%	100	BP	10	BP	10.1%	11.9%	10	BP	12.0%	(290)	BP	(190)	BP
Motion Technologies	13.5%	-	BP	-	BP	13.5%	18.6%	-	BP	18.6%	(510)	BP	(510)	BP
Interconnect Solutions	4.0%	50	BP	300	BP	7.5%	6.0%	-	BP	6.0%	(200)	BP	150	BP
Control Technologies	15.5%	150	BP	20	BP	17.2%	4.4%	150	BP	5.9%	1,110	BP	1,130	BP
Total Operating Segments	10.2%	70	BP	70	BP	11.6%	11.2%	20	BP	11.4%	(100)	BP	20	BP

Income:
Industrial Process	19	2		0		21	22	0		23	-14.8%		-5.4%
Motion Technologies	18	0		0		18	21	0		21	-12.9%		-12.9%
Interconnect Solutions	4	1		3		8	6	-		6	-35.5%		21.0%
Control Technologies	12	1		0		13	3	1		4	277.4%		209.8%
Total Segment Operating Income	53	4		3		60	53	1		54	0.8%		11.5%

Note: Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Full Year 2011 & 2010
(Unaudited)
($ Millions, except EPS and shares)

															Change	Percent Change
	FY 2011	Non-GAAP		Pro Forma		FY 2011		FY 2010	Non-GAAP		Pro Forma		FY 2010		2011 vs. 2010	2011 vs. 2010
	As Reported	Adjustments		Adjustments		As Adjusted		As Reported	Adjustments		Adjustments		As Adjusted		As Adjusted	As Adjusted

Segment Operating Income	269	10	#A	-		279		230	4	#A	-		234

Interest Income (Expense)	(72)	(2)	#B	54	#E	(20)		(86)	(9)	#B	73	#E	(22)
Other Income (Expense)	(1)	(2)		-		(3)		(6)	-		-		(6)
Gain on sale of Assets	2	-		-		2		-	-		-		-
Corporate (Expense)	(516)	478	#C	-		(38)		(414)	385	#F	-		(29)

(Loss) Income from Continuing Operations before Tax	(318)	484		54		220		(276)	380		73		177

Income Tax Benefit (Expense)	(260)	210	#D	(20)		(70)		144	(174)	#G	(27)		(57)

(Loss) Income from Continuing Operations	(578)	694		34		150		(132)	206		46		120

EPS from Continuing Operations	(6.23)	7.42	#H	0.36	#H	1.60	#I	(1.44)	2.22	#H	0.49	#H	1.30	#I	0.30	23%

#A - Restructuring costs and transformation costs ($5M - 2011 only) included in segment operating income
#B - Interest related to closure of a tax audit
#C - Transformation costs ($391M); Annual asbestos remeasurement ($41M); Quarterly asbestos provision ($59M); Release of guarantee ($10M); Reversal of legacy related reserve ($2M); Gain on legal entity liquidation ($3M)
#D - Includes effect of additional valuation allowance ($341M); Charge on undistributed foreign earnings ($69M); Benefit from change in state tax rates ($31M)
#E - Pro forma adjustment reflects elimination of interest expense as if repayment of $1,250M of long term debt occurred January 1 and elimination of interest income as if $400M of aggregate cash was distributed to Exelis and Xylem on January 1
#F - Annual asbestos remeasurement ($330M); Quarterly asbestos provision ($55M)
#G - Includes release of tax valuation allowance ($36M); Writeoff of deferred tax asset associated with Pension Protection Act ($12M); Favorable settlement of tax audit ($5M)

#H - Adjustments to EPS from Continuing Operations
Restructuring, net of related tax benefit		0.03							0.03
Interest income, net of related tax expense		(0.01)							(0.06)
Transformation costs, net of related tax benefit		2.71							-
Asbestos, net of related tax benefit		0.67							2.60
Legacy matters and legal entity liquidation, net of related tax expense		(0.10)							-
Charge on undistributed foreign earnings		0.74							-
Change in state tax rates		(0.33)							-
Change in tax valuation allowance		3.65							(0.39)
Write-off of deferred tax asset		-							0.13
Settlement of tax audit		-							(0.05)
Other tax adjustments		0.06							(0.04)
Pro forma interest expense adjustments, net of tax benefit		0.36							0.49
Adjustments to EPS from Continuing Operations		7.78							2.71

#I - Impact of $0.05 in 2011 and $0.03 in 2010 of increasing share count due to adjusting loss from continuing operations to adjusted income from continuing operations

Note: Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Fourth Quarter of 2011 & 2010
(Unaudited)
($ Millions, except EPS and shares)

															Change	Percent Change
	Q4 2011	Non-GAAP		Pro Forma		Q4 2011		Q4 2010	Non-GAAP		Pro Forma		Q4 2010		2011 vs. 2010	2011 vs. 2010
	As Reported	Adjustments		Adjustments		As Adjusted		As Reported	Adjustments		Adjustments		As Adjusted		As Adjusted	As Adjusted

Segment Operating Income	53	7	#A	-		60		53	1	#A	-		54

Interest Income (Expense)	(7)	-		3	#D	(4)		(25)	-		17	#D	(8)
Other Income (Expense)	2	(2)	#B	-		-		(1)	-		-		(1)
Gain on sale of Assets	-	-		-		-		-	-		-		-
Corporate (Expense)	(326)	305	#B	-		(21)		(18)	17	#E	-		(1)

(Loss) Income from Continuing Operations before Tax	(278)	310		3		35		9	18		17		44

Income Tax Benefit (Expense)	(268)	268	#C	(1)		(1)		(2)	(7)		(7)		(16)

(Loss) Income from Continuing Operations	(546)	578		2		34		7	11		10		28

EPS from Continuing Operations	(5.86)	6.14	#F	0.02	#F	0.36	#G	0.07	0.12	#F	0.11	#F	0.30	#G	0.06	20%

#A - Restructuring costs and transformation costs ($4M - 2011 only) included in segment operating income
#B - Transformation costs ($308M); Asbestos provision ($10M); Release of guarantee ($10M); Reversal of legacy related reserve ($2M); Gain on legal entity liquidation ($3M)
#C - Includes effect of additional valuation allowance ($341M); Charge on undistributed foreign earnings ($69M); benefit from change in state tax rates ($31M)
#D - Pro forma adjustment reflects elimination of interest expense as if repayment of $1,250M of long term debt occurred January 1 and elimination of interest income as if $400M of aggregate cash was distributed to Exelis and Xylem on January 1
#E - Adjustment related to asbestos provision ($17M)

#F - Adjustment to EPS from Continuing Operations
Restructuring, net of related tax benefit		0.02							0.01
Transformation costs, net of related tax benefit		2.09							-
Asbestos, net of related tax benefit		0.04							0.11
Legacy matters and legal entity liquidation, net of related tax expense		(0.10)							-
Charge on undistributed foreign earnings		0.73							-
Change in state tax rates		(0.33)							-
Change in tax valuation allowance		3.62							-
Other tax adjustments		0.07							-
Pro forma interest expense adjustments, net of tax benefit		0.02							0.11
Adjustments to EPS from Continuing Operations		6.16							0.23

#G - Impact of $0.06 in 2011 of increasing share count due to adjusting loss from continuing operations to adjusted income from continuing operations

Note: Immaterial differences due to rounding

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ITT Corporation
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or
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